SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

 OF THE SECURITIES EXCHANGE ACT OF 1934

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KOREA EQUITY FUND, INC.
WORLDWIDE PLAZA
309 WEST 49TH STREET
 NEW YORK, NEW YORK 10019-7316

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KOREA EQUITY FUND, INC.
Worldwide Plaza
309 West 49th Street
 New York, New York 10019-7316
Notice of
Special Meeting
of Shareholders and
 Proxy Statement
April 18, 2017
To the Shareholders:
A Special Meeting of Shareholders of Korea Equity Fund, Inc. (the "Fund") is to be held at 10:30 a.m. on Wednesday, May 24, 2017 at the offices of Nomura Asset Management U.S.A. Inc., Worldwide Plaza, 309 West 49th Street, 28th Floor, New York, New York 10019-7316.  A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and a postage-prepaid envelope, in which to return your proxy card, are enclosed.
At the meeting, the shareholders will vote on the proposed dissolution and liquidation of the Fund (the "Proposal").  The enclosed Proxy Statement provides greater detail about the Proposal beginning on page 3 under the heading, "Reasons for the Proposal."
The Board of Directors of the Fund unanimously recommends that shareholders vote in favor of the Proposal. Approval of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Fund.
To vote, simply fill out, sign and date the enclosed proxy card and return it to us in the enclosed postage-prepaid envelope.  You also may vote through the Internet by visiting the website address on your proxy card, by telephone using the toll-free number on your proxy card, or in person at the meeting.
Your vote is very important to us.  Thank you for your response.
Respectfully,

Rodney A. Buck Chairman of the Board of Directors	Yutaka Itabashi President

KOREA EQUITY FUND, INC.
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
May 24, 2017

To the Shareholders of
 Korea Equity Fund, Inc.:
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on Wednesday, May 24, 2017:  The Notice of Special Meeting of Shareholders and Proxy Statement are available at https://www.proxy-direct.com/kef-28765.
Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Korea Equity Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of Nomura Asset Management U.S.A. Inc., Worldwide Plaza, 309 West 49th Street, 28th Floor, New York, New York 10019-7316, on Wednesday, May 24, 2017, at 10:30 a.m. to consider and vote on the following matters:
(1)	the proposed dissolution and liquidation of the Fund (the "Proposal"); and
(2)	the transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.
The enclosed Proxy Statement provides greater detail about the Proposal beginning on page 3 under the heading, "Reasons for the Proposal." The Board of Directors has fixed the close of business on April 13, 2017 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.
Shareholders are cordially invited to attend the Meeting.  Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose.  The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.
New York, New York Dated: April 18, 2017	By Order of the Board of Directors Neil A. Daniele, Secretary

IMPORTANT—We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope, which requires no postage and is intended for your convenience.  You may also vote through the Internet by visiting the website address on your proxy card or by telephone by using the toll-free number on your proxy card.  Your prompt vote may save the Fund the cost of further solicitations to ensure a quorum and the required vote at the Special Meeting.  If you can attend the Special Meeting and wish to vote your shares in person at that time, you will be able to do so.

PROXY STATEMENT
KOREA EQUITY FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS
 May 24, 2017

INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" and members thereof "Directors") of Korea Equity Fund, Inc., a Maryland corporation (the "Fund"), to be voted at a Special Meeting of Shareholders of the Fund (the "Meeting") to be held at the offices of Nomura Asset Management U.S.A. Inc. ("NAM-U.S.A."), Worldwide Plaza, 309 West 49th Street, 28th Floor, New York, New York 10019-7316, on Wednesday, May 24, 2017, at 10:30 a.m., to vote on the dissolution and liquidation of the Fund. The Board also is soliciting proxies for use in the event of any adjournment or postponement of the Meeting.  The approximate mailing date of this Proxy Statement is April 19, 2017.
All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on the proxy card or otherwise as provided.  If no instructions are marked on the proxy card, the shares represented by the proxy card will not be voted on the proposal regarding the dissolution and liquidation of the Fund (the "Proposal").
Any proxy may be revoked at any time prior to the Meeting by giving written notice of the revocation to the Secretary of the Fund at the Fund's address indicated above, by submitting a subsequently executed proxy or by voting in person at the Meeting.
Only shareholders can attend the Meeting and any adjournment or postponement thereof.  To gain admittance, if you are a shareholder of record, you must bring a form of personal identification to the Meeting, where your name will be verified against the shareholders of record.  If a broker or other nominee holds your shares and you plan to attend the Meeting, you should bring a recent brokerage statement showing your ownership of the shares, as well as a form of personal identification.  Only shareholders of record present in person or by proxy will be able to vote, or otherwise exercise the powers of a shareholder, at the Meeting.
The Board of Directors has fixed the close of business on April 13, 2017 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.  Shareholders of record on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights.  As of April 13, 2017, the Fund had 9,740,623 outstanding shares of Common Stock, par value $0.10 per share.

The Board knows of no business other than the Proposal described in this Proxy Statement to be presented at the Meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their discretion.
Important Notice Regarding the Internet Availability of Proxy and Other Materials for the Meeting

This Proxy Statement and the accompanying Notice of the Special Meeting of Shareholders and form of proxy card also are available online at https://www.proxy-direct.com/kef-28765.

The Fund sends annual and semi-annual reports to shareholders.  The Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report succeeding such annual report to shareholders upon request to the Fund at Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316 (or call 1-800-833-0018).  Shareholders may call the number above to obtain directions to the Meeting if they plan to vote in person.

PROPOSAL: DISSOLUTION AND LIQUIDATION OF THE FUND
Board Recommendation and Required Vote
On March 29, 2017, the Board unanimously approved a Plan of Dissolution and Liquidation for the Fund (the "Plan").  The Plan provides for the dissolution of the Fund, the liquidation of its assets and the distribution to shareholders of the cash proceeds of the liquidation and cancellation of their shares, after paying or providing for all debts, claims and obligations of the Fund, in accordance with Maryland law.  Approval of the proposed dissolution and liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon.
THE BOARD HAS DETERMINED THAT DISSOLUTION AND LIQUIDATION OF THE FUND IS ADVISABLE AND IN THE BEST INTERESTS OF THE FUND AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE PROPOSAL.
Reasons for the Proposal
The discussion below summarizes the basis for the Board's decision to recommend that the Fund's shareholders approve the dissolution and liquidation of the Fund.
The Fund is a closed-end investment company that was formed to provide a vehicle for individual investors to invest in a portfolio of equity securities of Korean companies.  Following concurrent initial public offerings in 1993 in the United States and Japan, the Fund's Common Stock was listed on both the New York Stock Exchange and the Osaka Securities Exchange.
The Board and management of the Fund believe that the Fund's overall performance since its inception, including its performance in recent years, has been quite solid and that the Fund has successfully implemented its investment mandate.  However, as with other closed-end investment companies, particularly funds focusing on a specific country, the Fund's shares have traded at various times at a discount from their net asset value ("NAV").
Since the Fund was established, the Board has regularly reviewed the trading price of the Fund's shares.  The purpose of such review has been to determine whether a discount from NAV exists and, if so, whether it would be in shareholders' overall best interests to conduct share repurchases, make an issuer tender offer for shares or consider another means of possibly reducing the discount.  As a result of the Board's considerations, the Board adopted a Discount Management Plan in 2010.  Pursuant to such Plan, the Fund conducted open market purchases of its Common Stock on the New York Stock Exchange in 2010.  In addition, under an enhanced Discount Management Plan adopted later in 2010, the Fund completed tender offers for approximately 20 percent and 10 percent of its outstanding shares of Common Stock, respectively, in 2010 and 2012.  The Board also considered whether it would be in the Fund's best interests to convert to either an open-end or interval fund structure as a way of reducing the discount in the trading of its shares, but determined that such a conversion would not be in the best interests of the Fund and its shareholders.
While the share repurchases and the two tender offers reduced the discount between the market price and NAV per share on a temporary basis, the Fund's shares have continued to trade on an extended basis at a discount from NAV.  The following chart sets forth the discount from NAV as of each quarter end since March 31, 2015:
Date:	Discount:
3/31/2015	(11.46)%
6/30/2015	(10.74)%
9/30/2015	(13.61)%
12/31/2015	(12.98)%
3/31/2016	(7.77)%
6/30/2016	(6.21)%
9/30/2016	(5.13)%
12/31/2016	(5.36)%
3/31/2017	(3.73)%
At the Fund's current asset level, the options available to deal with the discount issue are limited.  In particular, issuer tender offers provide liquidity to shareholders who tender their shares but reduce the total assets of a fund and may increase the fund's operating expense ratio.
The Board has also considered possible alternatives to raise additional capital for the Fund.  An increase in the Fund's assets could reduce the Fund's operating expense ratio, provide funds for new investments and increase the Fund's profile in the public markets.  However, restrictions under the Investment Company Act of 1940, as amended (the "Investment Company Act"), against selling new shares at prices below NAV make it difficult for a closed-end fund trading at a discount from NAV to raise capital through the sale of newly-issued shares.
In light of the limitations on the ability of the Fund to reduce the trading discount or issue new shares, the Board has considered possible mergers of the Fund with existing funds.  On July 19, 2016, the Fund announced that it had entered into negotiations with JPMorgan China Region Fund, Inc., a closed-end fund, regarding a possible merger of the two funds.  However, due to state corporate law restrictions, the two funds announced a suspension of such negotiations on September 20, 2016.   The Fund's review of other potential merger transactions did not identify any other viable candidates.
During the time period the Fund was considering various types of potential corporate actions (such as tender offers and mergers), the ownership of the Fund's Common Stock has become significantly more concentrated.  At April 13, 2017, based on the most current regulatory filings, four investors (which include activist investors) owned in excess of 50 percent of the Fund's outstanding shares.  Regulatory filings by two of these shareholders indicate that they do not support the continued existence of the Fund.  One shareholder stated in a letter attached to a Schedule 13D filing with the Securities and Exchange Commission (the "SEC") that the Board should take immediate steps to liquidate the Fund.  Another principal shareholder similarly stated that the Fund should be liquidated as soon as possible.
The Board and management of the Fund have communicated with shareholders of the Fund, including the four largest shareholders referenced above.  During a series of Board meetings and discussions in which certain large shareholders' stated objectives were reviewed, the Board and management considered available alternative courses of action, including making a significant tender offer for shares of the Fund's Common Stock.  During these discussions, the Board noted the Fund's role in providing an investment alternative with a targeted investment objective of investing in equity securities of Korean companies, the support the Fund has received over the years from its long-term shareholders and the consequences to these shareholders if the Fund were to terminate its operations.  The Board also noted the challenges of operating an investment fund where the holders of a majority of its outstanding shares favor its liquidation and the considerable expense that would be incurred by the Fund if it were to engage in a proxy contest with one or more of its largest shareholders and the overall impact of such a contest on the long-term interests of the Fund.
Following these discussions and taking into account the current composition and combined voting power of the principal shareholders of the Fund, on January 23, 2017, the Directors of the Fund unanimously concluded that the dissolution of the Fund was advisable and in the best interests of the Fund and its shareholders.  The Board further authorized the officers of the Fund to prepare a plan of dissolution and liquidation for approval by the Board and submit the dissolution of the Fund in accordance with the final Plan (which is attached to this proxy statement) for consideration by the Fund's shareholders at a special meeting of shareholders.  The Board unanimously approved the Plan on March 29, 2017.
Summary of the Plan
A description of certain material provisions of the Plan is set forth below. The description is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.
Dissolution of the Company and Liquidation of Assets.  Following approval by the shareholders of the dissolution and liquidation of the Fund, the Fund will provide notice to its known creditors and file appropriate documents with the State of Maryland to dissolve the Fund as a legal entity.  As soon as practicable after the approval by the shareholders of the dissolution and liquidation of the Fund, all of the Fund's portfolio securities and other assets will be converted into cash, cash equivalents or other liquid assets and the Fund will determine and pay, or make reasonable provision to pay, in full the amount of the Fund's known, or unknown or not yet arisen but reasonably likely to become known or arise, claims and obligations, including all contingent, conditional or unmatured claims and obligations. After shareholder approval of the dissolution and liquidation, the Fund will cease its business and will not engage in any business activities except for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. The officers of the Fund, under the direction of the Board, will collect and distribute the assets, applying them to the payment, satisfaction and discharge of existing debts and obligations, including necessary expenses of liquidation, will distribute the remaining assets among the shareholders, and may do all other acts provided by Section 3-410(c) of the Maryland General Corporation Law.
Liquidating Distributions.  As soon as practicable after the date the dissolution and liquidation is approved by shareholders, the Fund will distribute ratably according to the number of shares held by each shareholder of record of the Fund as of the Determination Date (as defined in the Plan) a liquidating distribution (or distributions, if more than one distribution will be necessary) comprising all of the remaining assets of the Fund, after paying or making reasonable provision to pay all claims and obligations pursuant to the Plan, in complete cancellation of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to: (a) discharge any unpaid claims and obligations of the Fund on the Fund's books, including but not limited to, income dividends and capital gains distributions, if any, payable through the date of the liquidating distribution; and (b) pay such contingent claims and obligations as will be reasonably deemed to exist against the assets of the Fund on the Fund's books.  Following the final liquidating distribution, any assets remaining in the Fund that the Board determines to be de minimis, after taking into account all expenses associated with effecting the disposition thereof, will be, at the discretion of the Board, donated to a charitable organization, to the extent consistent with applicable law, rule or regulation.
Trading; Cancellation of Shares; Surrender of Share Certificates.  On the Determination Date (as defined in the Plan), the books of the Fund will be closed.  Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange. Upon payment of the final liquidating distribution to the Fund's transfer agent on behalf of shareholders of record, the Fund's outstanding shares will all be deemed cancelled.   In order to receive the final liquidating distribution, shareholders will be required to surrender their share certificates to the Fund's transfer agent.   If the transfer agent is unable to make distributions to all shareholders of the Fund because of an inability to locate shareholders to whom distributions are payable, the transfer agent will dispose of the distributions in accordance with applicable abandoned property laws.

Expenses.  The Fund will bear all expenses incurred in carrying out the Plan, including, but not limited to, brokerage expenses and printing, mailing, proxy solicitation, legal, accounting, custodian and transfer agency fees, whether or not the liquidation contemplated by the Plan is effected, provided that such accrued amounts are first applied to pay for the Fund's normal and customary fees and expenses.
Amendment or Abandonment of the Plan.  The Board may authorize and/or ratify variations from or amendments to the Plan as may be necessary or appropriate to effect the dissolution and liquidation of the Fund and the distribution of the Fund's net assets to its shareholders in accordance with the laws of the State of Maryland, the Investment Company Act, the Internal Revenue Code of 1986, as amended (the "Code"), the Fund's charter and the Fund's Amended and Restated Bylaws (the "Bylaws"), if the Board determines that such action would be advisable and in the best interests of the Fund and its shareholders.  The Board may abandon the Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.
Certain United States Federal Income Tax Considerations
The following is only a general summary of the significant United States federal income tax consequences of the Plan to the Fund and its shareholders and is limited in scope.  This summary is based on the federal tax laws and applicable U.S. Treasury regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.  The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences to the Fund or its shareholders that will result from the Fund's liquidation.  The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below.  This summary assumes that a shareholder holds shares in the Fund as a capital asset for United States federal income tax purposes.
This summary addresses significant federal income tax consequences of the Plan, but does not discuss state or local tax consequences of the Plan.  Implementing the Plan may impose unanticipated tax consequences on shareholders or affect shareholders differently, depending on their individual circumstances.  Shareholders are encouraged to consult with their own tax advisors to determine the particular tax consequences that may be applicable in connection with the Plan.
If the dissolution and liquidation is approved by shareholders and the Fund proceeds to dissolve and liquidate, the Fund intends to continue to satisfy all of the qualification requirements for taxation as a regulated investment company under Subchapter M of the Code for its final taxable year.  Accordingly, the Fund expects that it will not be taxed on any capital gains realized from the sale of the Fund's assets or ordinary income that the Fund timely distributes to shareholders. In the unlikely event the Fund fails to continue to so qualify during the liquidation period, it would be subject to federal income tax on its taxable income and net realized gains without being able to deduct the distributions it makes to its shareholders.

The Fund may elect tax accounting treatment that may eliminate the need to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year.  In the event this election is not made or the Fund otherwise determines a dividend is necessary, the Fund will declare any such dividend and make a dividend distribution either prior to or at the time of the liquidating distributions.
Each shareholder who receives a liquidating distribution will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the amount of the liquidating distribution exceeds (or is less than) the shareholder's adjusted tax basis on the shareholder's liquidating Fund shares.  Any amount of cash distributed to a shareholder in liquidation of the Fund will in general be applied first to reduce the shareholder's basis in such shareholder's shares.  Any gain or loss realized by a shareholder on the liquidating distribution generally will be treated as long-term capital gain or loss if the shares have been held for more than 12 months.  Otherwise, the gain or loss on the liquidating distributions will be treated as short-term capital gain or loss.
The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any shareholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that the shareholder is not subject to backup withholding.  Backup withholding is not an additional tax.  Rather, it may be credited against a taxpayer's federal income tax liability.
Board Recommendation and Required Vote
The Board of Directors unanimously recommends that the shareholders of the Fund vote FOR the Proposal.
Approval of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon.  The Fund's Common Stock is its only outstanding class of capital stock.
If the shareholders do not approve the Proposal, the Board will consider what actions, if any, should be taken in the best interests of the Fund and its shareholders.
If the shareholders approve the Proposal at the Meeting, the Fund will issue a press release announcing such approval.  The Fund will then begin the process of liquidating its portfolio securities.  After the liquidation has been completed and the Fund has determined the assets available for distribution, the Fund intends to issue an additional press release announcing the timing of the liquidating distribution and dividend payments.  The Fund's Transfer Agent will also send record shareholders information on the process for them to submit their share certificates and receive the final liquidating distribution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Lazard Asset Management LLC ("Lazard") has reported beneficial ownership of 1,695,375 shares of Common Stock of the Fund as of December 31, 2016.  Lazard is located at 30 Rockefeller Plaza, New York, NY 10112.
 Bulldog Investors, LLC, Phillip Goldstein, Andrew Dakos and Steven Samuels (collectively, "Bulldog") have reported beneficial ownership of 1,481,413 shares of Common Stock of the Fund as of March 29, 2017.  Bulldog is located at Park 80 West—Plaza Two, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663.
City of London Investment Group PLC ("CLIG") and City of London Investment Management Company Limited (together with CLIG, the "City of London") have reported beneficial ownership of 1,386,908 shares of Common Stock of the Fund as of April 7, 2017.  City of London is located at 77 Gracechurch Street, London EC3V 0AS, England.
1607 Capital Partners, LLC ("1607 Capital") has reported beneficial ownership of 665,295 shares of Common Stock of the Fund as of December 31, 2016.  1607 Capital is located at 13 S. 13th Street, Suite 400, Richmond, VA 23219.
 To the knowledge of the management of the Fund, based on SEC filings as of February 9, 2017, March 30, 2017, April 7, 2017 and February 13, 2017, respectively, the investors named above are the current beneficial owners of more than 5% of the Fund's outstanding shares of Common Stock. As of April 13, 2017, no filings on Schedule 13D or 13G have been made by such beneficial owners with respect to any period subsequent to the dates indicated below.
Name of Beneficial Owner	Shares of Common Stock of the Fund Beneficially Owned	Percent of Common Stock of the Fund Beneficially Owned
Lazard Asset Management LLC	1,695,375*	17.40%*
Bulldog Investors, LLC, Phillip Goldstein, Andrew Dakos and Steven Samuels	1,481,413**	15.21%**
City of London Investment Group PLC and City of London Investment Management Company Limited	1,386,908***	14.2%***
1607 Capital Partners, LLC	665,295*	6.8%*
___________________
*	As of December 31, 2016.
**	As of March 29, 2017.
***	As of April 7, 2017.

ADDITIONAL INFORMATION
Expenses and Methods of Proxy Solicitation
The expense of preparation, printing and mailing of the enclosed form of proxy, this Proxy Statement and the accompanying Notice of Meeting will be borne by the Fund.  The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.  In addition to the solicitation of proxies by mail, proxies may be solicited in person or by telephone.  The Fund has retained AST Fund Solutions, LLC ("AST"), a firm that specializes in proxy solicitation services, to assist in the solicitation of proxies for the Meeting for a fee of approximately $4,000, together with reimbursement of such firm's expenses.  AST is obligated to provide proxy solicitation services including, but not limited to, distribution of proxies to broker dealers, telephonic communication with shareholders and broker dealers and monitoring of voting results.
Voting Requirements
The holders of a majority of the shares of Common Stock of the Fund entitled to vote at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.  If, by the time scheduled for the Meeting, a quorum of the Fund's shareholders is not present, or if a quorum is present but sufficient votes to act upon the Proposal are not received from the shareholders, the chairman of the Meeting may propose one or more adjournments of the Meeting to permit further solicitation of proxies from shareholders.  No additional notice, other than announcement at the Meeting, will be provided to shareholders in the event the Meeting is adjourned unless otherwise required by Maryland law.
All votes will be cast by the proxy holders in accordance with the directions on the proxies; if no direction is indicated, the shares will not be voted at the Meeting.  Approval of the proposed dissolution and liquidation of the Fund requires the affirmative vote of the holders of a majority (in excess of 50%) of the outstanding shares of capital stock of the Fund entitled to vote thereon, in person or by proxy.
Broker Non Votes and Abstentions
The Fund expects that broker dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients, as well as the Japan Securities Depositary Center Inc. ("JASDEC") holding shares of the Fund on behalf of its beneficial shareholders, will request the instructions of such customers, clients and beneficial shareholders on how to cast their votes on the Proposal to be presented to the Meeting.
The shares as to which the proxies are designated and granted authority by broker dealer firms to vote on the Proposal to be considered at the Meeting, the shares as to which broker dealer firms have declined to vote ("broker non votes"), as well as the shares as to which proxies are returned by record shareholders but which are marked "abstain" on the Proposal will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists.  However, abstentions and broker non votes will not be counted as votes cast and will have the same effect as votes cast against the Proposal.
Other Matters
With regard to any other business matters that may properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their discretion.
Address of the Manager, the Investment Adviser and the Investment Sub Advisers
The address of NAM U.S.A. is Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316.  The address of Nomura Asset Management Co., Ltd. is 1 12 1, Nihonbashi, Chuo ku, Tokyo 103 8260, Japan.  The address of Nomura Asset Management Hong Kong Limited is 30th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.  The address of Nomura Asset Management Singapore Limited is 10 Marina Boulevard, Marina Bay Financial Centre Tower 2, #33 03 Singapore 018983.
Proposals of Shareholders
Pursuant to the Bylaws, only such business will be conducted at the Special Meeting of Shareholders of the Fund as will have been brought before the Meeting pursuant to the Fund's notice of meeting.  Proposals of other business to be considered by the shareholders may be made at the next Annual Meeting of Shareholders of the Fund by any shareholder of the Fund who was a shareholder of record both at the time of giving of notice by the shareholder as provided for in the Bylaws and at the time of the annual meeting, who is entitled to vote at such meeting and who has complied with the Bylaws.  If the Proposal is approved by shareholders, it is anticipated that the Fund will be liquidated prior to the occurrence of the next Annual Meeting of Shareholders of the Fund. If the Proposal is not approved by shareholders and the Fund is not dissolved and liquidated, shareholders may submit proposals for such meeting in the form and containing the information prescribed from time to time in the Bylaws.
By Order of the Board of Directors

Neil A. Daniele, Secretary
New York, New York
Dated:  April 18, 2017

EXHIBIT A
KOREA EQUITY FUND, INC.
Plan of Dissolution and Liquidation
This Plan of Dissolution and Liquidation (the "Plan") is made this 29th day of March, 2017 by Korea Equity Fund, Inc., a Maryland corporation (the "Corporation").  The Corporation is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").  This Plan is intended to accomplish the complete dissolution and liquidation of the Corporation and the cancellation of the Corporation's outstanding stock in conformity with the laws of the State of Maryland, the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation's charter (the "Charter"), and the Corporation's Amended and Restated Bylaws (the "Bylaws").
WHEREAS, Section 3-403 of the Maryland General Corporation Law (the "MGCL") provides that the Corporation may be voluntarily dissolved at any time upon the approval of a majority of the entire Board of Directors of the Corporation (the "Board" and members thereof "Directors") and the affirmative vote of two-thirds of all the votes entitled to be cast on the matter; and
WHEREAS, Section 2-104(b)(5) of the MGCL provides that the Charter may establish a lesser stockholder voting requirement; and
WHEREAS, Article XIII of the Charter provides that if a liquidation or dissolution of the Corporation has been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of Directors, then the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required; and
WHEREAS, in accordance with Section 3-403(b) of the MGCL, at a meeting duly called and held on January 23, 2017, the Board, including all of the Directors who are not "interested persons" (as that term is defined in the 1940 Act), unanimously determined that the dissolution of the Corporation was advisable and in the best interests of the Corporation and its stockholders and directed that the officers of the Corporation prepare this Plan, which was unanimously approved by the Board at a meeting duly called and held on March 29, 2017, and submit the dissolution of the Corporation in accordance with this Plan for consideration by the Corporation's stockholders at a special meeting;
NOW, THEREFORE, it is hereby agreed as follows:
1. Effective Date of Plan.  This Plan shall become effective upon the approval of the dissolution and liquidation of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote (the "Effective Date").

2.    Dissolution and Liquidation.  Consistent with this Plan, and in accordance with the Charter, the Bylaws, and all applicable laws and regulations, including but not limited to the MGCL and Section 331 of the Code, the Corporation shall be dissolved and liquidated as promptly as practicable following the Effective Date.  This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Corporation, as described in Section 331 and Section 562(b) of the Code.
3.    Fixing of Interests and Closing of Books. The proportionate interests of stockholders in the assets of the Corporation shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the "Determination Date"). On the Determination Date, the books of the Corporation shall be closed.  Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Corporation's assets shall not be transferable by the negotiation of share certificates and the Corporation's shares will cease to be traded on the New York Stock Exchange (the "NYSE").
4.    Notice to Creditors and Employees.  Following the Effective Date, pursuant to Section 3-404 of the MGCL, the Corporation shall mail notice that the dissolution has been approved to all its known creditors, at their addresses as shown on the records of the Corporation, and to any employees, either at their home addresses as shown on the records of the Corporation or at their business addresses (the "Notice").
5.    Cessation of Business and Winding Up.  After the Effective Date, the Corporation shall cease its business and shall not engage in any business activities except for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs.  After the Effective Date, the officers of the Corporation, under the direction of the Board, shall collect and distribute the assets, applying them to the payment, satisfaction and discharge of existing debts and obligations, including necessary expenses of liquidation, shall distribute the remaining assets among the stockholders, and may do all other acts provided by the MGCL.
6.    Liquidation of Assets.  As soon as practicable after the Effective Date, all of the Corporation's portfolio securities and other assets shall be converted into cash, cash equivalents or other liquid assets.
7.    Payment of Debts.  As soon as practicable after the Effective Date, the Corporation shall determine and pay, or make reasonable provision to pay, in full the amount of the Corporation's known, or unknown or not yet arisen but reasonably likely to become known or arise, claims and obligations, including all contingent, conditional or unmatured claims and obligations.
8.    Liquidating Distributions.  As soon as practicable after the Effective Date, the Corporation shall distribute ratably according to the number of shares held by each stockholder of record of the

Corporation as of the Determination Date a liquidating distribution (or distributions, if more than one distribution shall be necessary) comprising all of the remaining assets of the Corporation, after paying or making reasonable provision to pay all claims and obligations pursuant to Section 7 above, in complete cancellation of all the outstanding shares of the Corporation, except for cash, bank deposits or cash equivalents in an estimated amount necessary to: (a) discharge any unpaid claims and obligations of the Corporation on the Corporation's books, including but not limited to, income dividends and capital gains distributions, if any, payable through the date of the liquidating distribution; and (b) pay such contingent claims and obligations as shall be reasonably deemed to exist against the assets of the Corporation on the Corporation's books.
9.    Cancellation of Shares; Surrender of Share Certificates.  Upon payment of the final liquidating distribution to the Corporation's transfer agent on behalf of stockholders of record, the Corporation's outstanding shares shall all be deemed cancelled.  In order to receive the final liquidating distribution, stockholders will be required to surrender their share certificates to the Corporation's transfer agent.  If the transfer agent is unable to make distributions to all stockholders of the Corporation because of an inability to locate stockholders to whom distributions are payable, the transfer agent will dispose of the distributions in accordance with applicable abandoned property laws.
10.    Satisfaction of Federal Income and Excise Tax Distribution Requirements.   The Corporation may elect tax accounting treatment that may eliminate the need to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year.  In the event the election is not made or the Corporation otherwise determines a dividend is necessary, the Corporation will declare any such dividend and make a dividend distribution either prior to or at the time of the liquidating distributions.
11.    Assets Remaining after the Final Liquidating Distribution. Following the final liquidating distribution, any assets remaining in the Corporation that the Board determines to be de minimis, after taking into account all expenses associated with effecting the disposition thereof, shall be, at the discretion of the Board, donated to a charitable organization, to the extent consistent with applicable law, rule or regulation.
12.    Satisfaction of Federal Income and Excise Tax Distribution Requirements.  If necessary, the Corporation shall, by the date of the final liquidating distribution, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Corporation's stockholders all of the Corporation's investment company taxable income for the taxable years ending at or prior to such date (computed without regard to any deduction for dividends paid), and all of the Corporation's net capital gain, if any, realized in the taxable years ending at or prior to such date (after reduction for any available capital loss carry-forward), and undistributed net income from tax-exempt obligations and any additional amounts necessary to avoid any excise tax or income tax for such periods.  Such dividends may be paid either prior to or at the same time as the liquidating distributions.

13.    Receipt of Cash or Other Distributions after the Final Liquidating Distribution. Following the final liquidating distribution, if the Corporation receives any form of cash or is entitled to any other distributions that it had not previously recorded on its books, such cash or other distribution shall be disbursed to each stockholder of record ratably according to the number of shares held by the stockholder; provided, however, that the Corporation shall not be required to disburse to its stockholders of record any cash or other distribution that the Board determines to be de minimis after applying such cash or other distribution to any unpaid claims or obligations of the Corporation and taking into account all expenses associated with effecting the disposition thereof.  Any cash or other distribution received by the Corporation, and so determined to be de minimis shall be, at the discretion of the Board, donated to a charitable organization, to the extent consistent with applicable law, rule or regulation.
14.    Termination of Agreements.  At an appropriate time or times, the officers of the Corporation, with the assistance of counsel, shall take all such actions as they deem necessary or appropriate to terminate all advisory, administration, custody, transfer agency and other agreements to which the Corporation is a party.
15.    Continuation of Insurance.  The officers of the Corporation shall take such actions as they deem necessary or appropriate to continue the Corporation's fidelity bond and liability insurance coverage.
16.    Filings with Regulatory Authorities.  The Corporation's officers and other appropriate parties shall make such filings with the U.S. Securities and Exchange Commission, the Internal Revenue Service, the States of Maryland and New York, and such other authorities as may be deemed necessary or appropriate to carry out the intent of this Plan.
17.    Issuance of Press Release and Notification to the NYSE.  The Corporation's officers and other appropriate parties shall draft and publish a press release on the liquidation and provide such press release to the NYSE.
18.    Filing of Articles of Dissolution.  Not less than 20 days after the Notice has been mailed, the Corporation shall file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the "Department") pursuant to the MGCL.  The dissolution shall be effective when the Department accepts the articles of dissolution for record.
19.    Liquidation Expenses. The Corporation shall bear all expenses incurred in carrying out this Plan, including, but not limited to, brokerage expenses and printing, mailing, proxy solicitation, legal, accounting, custodian and transfer agency fees, whether or not the liquidation contemplated by this Plan is effected, provided that such accrued amounts are first applied to pay for the Corporation's normal and customary fees and expenses.

20.    Power of the Board and Delegation of Authority to the Corporation's Officers.  The Board, and subject to the authority of the Board, the Corporation's officers, shall have authority to perform or authorize any actions provided for in this Plan, and any further actions as they may consider necessary or desirable to carry out the purposes of this Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement this Plan, or that may be required by the 1940 Act, the Code, the laws of the State of Maryland or New York, or any other applicable law or regulation.  The officers of the Corporation, collectively or individually, may modify or extend any of the dates specified in this Plan for the taking of any action in connection with the implementation of this Plan if such officer(s) determine, with the advice of counsel, that such modification or extension is necessary or appropriate in connection with the orderly dissolution and liquidation of the Corporation or to protect the interests of the stockholders of the Corporation.
21.    Amendment or Abandonment of Plan.  The Board may authorize and/or ratify variations from or amendments to this Plan as may be necessary or appropriate to effect the dissolution and liquidation of the Corporation and the distribution of the Corporation's net assets to its stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Code, the Charter, and the Bylaws, if the Board determines that such action would be advisable and in the best interests of the Corporation and its stockholders.  The Board may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Corporation and its stockholders.
22.    Corporation Only.  The obligations of the Corporation entered into in the name or on behalf thereof by any of the directors, officers, representatives or agents of the Corporation are made not individually, but only in such capacities, and are not binding upon any of such persons personally, but bind only the Corporation.
23.    Governing Law.  This Plan shall be subject to and construed consistently with the Charter and the Bylaws and otherwise shall be governed by and in accordance with the laws of the State of Maryland.
IN WITNESS WHEREOF, the undersigned has caused this Plan of Dissolution and Liquidation to be executed by its duly authorized officer as of the day and year first above written.

Korea Equity Fund, Inc.

By:	/s/ Yutaka Itabashi
Name: Yutaka Itabashi
Title: President

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

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Vote, sign and date this Proxy Card and return in the postage-paid envelope

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PROXY

This Proxy is solicited on Behalf of the Board of Directors. The undersigned shareholder of Korea Equity Fund, Inc., a Maryland corporation (the "Company"), hereby appoints Maria R. Premole and Neil A. Daniele as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Shareholders (the "Meeting") to be held at the offices of Nomura Asset Management U.S.A. Inc., Worldwide Plaza, 309 West 49th Street, New York, New York, on Wednesday, May 24, 2017, at 10:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will not be cast on the proposal relating to the dissolution and liquidation of the Company but may be cast, in the discretion of the Proxy holder, on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
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KEF_28765_032817

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PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A Proposal

		FOR	AGAINST	ABSTAIN
1.	Approval of the proposed dissolution and liquidation of the Company	☐	☐	☐

2. In the discretion of such proxies, upon other business as may properly come before the meeting or any adjournments or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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